Exhibit 1.4

(Translation)

REGULATIONS OF AUDITS BY STATUTORY AUDITORS

OF

NIDEC CORPORATION

(As amended on April 6, 2003)

(Purpose)

      Article 1.    The purpose of these regulations is to provide for necessary matters with respect to the board of the statutory Auditors and attain reasonable conduct of its meetings in compliance with the provisions of laws, ordinances or the Article of Incorporation

(Composition)

      Article 2.     The Board of the Statutory Auditors shall be composed of all of the

Statutory  Auditors.

(Purpose of the board of the statutory Auditors)

      Article 3 .     The Board of the Statutory Auditors shall receive the report as to material matter with respect to Audit, has conference or make resolution: provided, however, that Board of the Statutory Auditors shall not prevent Auditors exercising their rights.

(Time of holding meetings)

       Article 4.     The Board of the Statutory Auditors shall consist of ordinary meetings and extraordinary meetings,

2.

Ordinary meeting of The Board of the Statutory Auditors shall be held once every month and extraordinary meetings of the Board of Directors shall be held whenever the necessity arises.

       3.      The ordinary meetings of The Board of the Statutory Auditors mentioned in the preceding paragraph may be postponed or called off depending on the circumstances: provided, however, that such meetings shall not be called off consecutively for three months.

(Person having convening power and Chairman)

       Article 5.     The Board of the Statutory Auditors may designate the person having convening power: provided, however, that The Board of the Statutory Auditors shall not prevent other Auditors convening the meeting.

2.

Chairmanship of each meeting of The Board of the Statutory Auditor

Shall be assumed by the person having convening power under the preceding paragraph.

(Convening procedure)

      Article 6.     Notice for convening a meeting under the preceding Article shall be dispatched not later than three days prior to the date of the meeting.

2.

If consented to by all the Statutory Auditors, a meeting of The Board of the Statutory Auditors may be held without following the convening procedure.

(Method of Resolution)

      Article 7.     Resolution of The Board of the Statutory Auditors means decision of the matters which need consent of Auditors.  In such case the resolution shall be adopted at its meeting at which a majority of all the Auditors present except for the resolution for removal mentioned in the second paragraph of the Article 13  and consent of The Board of the Statutory Auditors in the third paragraph of the Article 13.

　　　2.       When The Board of the Statutory Auditors resolve, it needs a discussion according to the enough materials.

(Resolutions for the course of Audit)

      Article 8.     The course, plan, method, business assignment and budget of Audit etc. shall be decided after discussion by The Board of the Statutory Auditors at the beginning of the Audit.

2.

The Board of the Statutory Auditors may resolute matters which Auditors regard as necessary for executing their business in addition to the matters supulated in previous paragraph.

(Report to The Board of the Statutory Auditors by Auditors)

      Article 9.     Auditors shall report their situation in conducting executing their Audit if necessary and at any time when requested by the Board of the Statutory Auditors.

2.

Auditors, when reported by Accounting Auditors, directors and others,

shall report it to the Board of the Statutory Auditors.

(Receiving reports from Accounting Auditors and directors)

     Article 10.     Auditors, if necessary, shall receive reports from Accounting Auditors and directors at the Board of the Statutory Auditors.

(Treatment for special report)

     Article 11.     The Board oh the Statutory Auditors shall discuss whether investigation is necessary or not when the fact which cause material damage to the company is discovered.

2.

The Board of the Statutory Auditors shall deal with it as the same mentioned in the previous paragraph when reported the discovery of the directors’ illegal action or the material fact that directors violate laws, ordinance or Articles of Incorporation in conducting their duties by Accounting Auditors.

(Preparation of Audit File)

     Article 12.     The Board of the Statutory Auditors shall receive financial statement and Audit reports from Accounting Auditors.  The person who receives these documents may be the full-time Auditor.

2.

The Board of the Statutory Auditors shall receive the report as to the contents of Audit report etc. by Auditors and prepare for Audit file after the discussion.

3.

Different opinion of Auditor, if any, shall be append to the Audit file.

4.

Each Auditor shall affix his names and seals to the Audit file.  The Full-time Auditors shall append the note that they are full-time Auditors to the Audit file.

(Resolution for election, reelection and removal of Accounting Auditor)

    Article 13.     The Board of the Statutory Auditions shall resolute the following matters with regard to election, reelection and removal of Accounting Auditor.

(1)

 Consent on the agenda as to election, non-election and removal of Accounting Auditor to be submitted to the shareholders meeting.

(2)

Request for making election, non-election and removal of Accounting Auditor the purpose of shareholders meeting.

(3)

Request for submitting the agenda as to election of Accounting Auditor.

(4)

 Electing the person who temporarily performs the duty of Accounting Auditor when the Accounting Auditor is short.

2.

All Auditors’ consent shall be need when The Board of the Statutory Auditors remove the Accounting Auditor on the ground of statutory reason for removal.  In such case, the Auditor elected by the Board of the Statutory Auditors shall explain the removal of the Accounting Auditor and the reason of it at the first shareholders meeting after the removal.

(A right of consent about election of Auditor and request for propose.)

   Article 13-2.     The Board of the Statutory Auditiors shall resolute the following matters with regard to election of Auditor.

(1) Consent on the agenda as to election of Auditor to be submitted to the shareholders meeting.

(2) Request for making election of Auditor the purpose of shareholders meeting.

(3) Request for submitting the agenda as to election of Auditor.

(Consent of the Statutory Auditions as to exempt responsibility of directors.)

Article 13-3. All Auditors’ consent shall be need consent of The Board of the Statutory Auditors about the following matters with the agenda.

(1)

 Director’s Exemption from responsibility to be submitted to the shareholders meeting.

(2)

 The Board of the Directors shall resolute to change the article of association to exempt their responsibility.

(3)

 Director’s Exemption from responsibility to be submitted to the Board of the Directors according to the article of association.

(4)

 Changing the article of association to make a contract which are restricted responsibility with directors who work outside the company.

(5)

 Participant of a lawsuit to assist directors by company.

(Discussion about Auditors executing their right)

     Article 14.     Auditors may discuss at the Board of the Statutory Auditors when they exercise their right or perform their duties as to the followings;

(1)

Explanation when Auditors are asked Auditors some question in writing before the shareholders meeting.

(2)

Report to the board of directors and request for the convening of the board of directors etc.

(3)

Opinion report as to the agenda and the documents to be submitted.

(4)

Request for suspending directors’ action

(5)

Stating the opinion as to the election, removal and fee at the shareholders meeting.

(6)

The matters as to the suit between the company and shareholders.

(7)

Others, the matters as to the institution of legal action etc.

(Discussion as to mutual election and fee of Statutory Auditor)

     Article 15.      The Board of Statutory Auditors may discuss the matters as to the mutual election and gee of Statutory Auditor if consented by all Auditors.

(Minutes)

     Article 16.     The proceedings  in outline and the resultant actions taken at each meeting of the Board of Statutory Auditors shall be recorded in minutes and Statutory Auditors present shall affix their names and seals thereto and such minutes shall be kept on file at the Company permanently.

(Office of Statutory Auditors)

     Article 17.     All matters concerning the statutory Auditors shall be treated by the head of the general affairs department .

(Amendment and Abolition of these Regulations)

     Article 18.     Any amendment and abolition of these Regulations shall be made by the Board of Statutory Auditors.